UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                            FORM 8-K


        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE
                  SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (Date of earliest event reported): December 18, 1998


                   PLUM CREEK TIMBER COMPANY, L.P.
      (Exact name of registrant as specified in its charter)


  Delaware                   1-10239              91-1443693
(State or other     (Commission File Number)   (I.R.S. Employer
jurisdiction of                               Identification Number)
incorporation or
organization)



                    999 Third Avenue, Suite 2300
                   Seattle, Washington 98104-4096
                     Telephone: (206) 467-3600



Item 5. Other Events


     Attached are the audited financial statements at November 30, 1998 and June 5, 1998 of Plum Creek Timber Company, Inc., a Delaware corporation (the "Corporation") and wholly-owned subsidiary of Plum Creek Timber Company, L.P. (the "Partnership"). The Corporation has been formed in connection with the previously-announced, proposed conversion of ownership interests in the Partnership into ownership interests in the Corporation through the merger (the "Merger") of the Partnership into Plum Creek Acquisition Partner, L.P., a Delaware limited partnership and wholly-owned, indirect subsidiary of the Corporation. Following the Merger, the Corporation will elect to be treated for Federal income tax purposes as a real estate investment trust or "REIT."



                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PLUM CREEK TIMBER COMPANY, L.P.
                         -------------------------------
                                  (Registrant)


                         By: Plum Creek Management Company, L.P.
                              as General Partner


                              By: /s/ DIANE M. IRVINE
                              -----------------------

                                Diane M. Irvine
                                Vice President and
                                Chief Financial Officer
                                (Duly Authorized Officer)




Date:     December 18, 1998







                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]




REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Directors of
Plum Creek Timber Company, Inc.

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Plum Creek Timber Company, Inc. at November 30, 1998 and June 5, 1998, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on the financial statement based on our audits. We conducted our audits of the financial statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Seattle, Washington
December 16, 1998



                         PLUM CREEK TIMBER COMPANY, INC.
                                  BALANCE SHEET


                                   November 30,             June 5,
ASSETS                                1998                    1998
                                   -----------            -----------

Cash..........................     $         1            $         1
                                   ===========            ===========


LIABILITIES AND STOCKHOLDER'S EQUITY

Common Stock, $.01 par value,
   1,000 shares authorized,
   100 shares issued and
   outstanding................     $         1            $         1
                                   ===========            ===========


See accompanying Note to Balance Sheet.



                         PLUM CREEK TIMBER COMPANY, INC.
                              NOTE TO BALANCE SHEET


Note 1. Organization and Operation

     Plum Creek Timber Company, Inc. (the "Corporation") is a Delaware corporation that was formed on June 5, 1998 to effectuate the conversion of Plum Creek Timber Company, L.P. (the "Partnership"), a publicly traded master limited partnership, to a publicly traded real estate investment trust. The Partnership announced the terms of the conversion on June 8, 1998, which must be approved by at least 66-2/3% of the outstanding limited partner units of the Partnership.

     The outstanding shares of the Corporation are presently owned by the Partnership. In connection with the conversion, the Partnership's timberlands will be transferred to Plum Creek Acquisition Partner, L.P., a Delaware limited partnership and wholly-owned, indirect subsidiary of the Corporation (the "Operating Partnership"), with the remaining assets (primarily the manufacturing operations) transferred to taxable corporate subsidiaries. The Corporation will be the general partner of the Operating Partnership and the Operating Partnership will indirectly own 99% (all nonvoting) of the outstanding common stock of each of the corporate subsidiaries. Management of the Corporation will own the remaining 1% (all voting) of the corporate subsidiaries' common stock. As an alternative, the taxable corporate subsidiaries may be organized in such a manner that enables them to file consolidated returns for federal income tax purposes.

     In connection with the conversion, the Partnership will indirectly merge with the Corporation. As a result of the conversion, the limited partners of the Partnership will exchange their partnership units for an equal number of shares of common stock in the Corporation. The general partner of the Partnership will exchange its interest for a combination of common stock and special voting stock in the Corporation.

     The Corporation's only asset at November 30, 1998 and June 5, 1998 is cash. The Corporation has not conducted any operations and all activities related to the conversion and the merger have been conducted by the Partnership and its general partner.